UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2018

PRESSURE BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-38185	04-2652826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Norfolk Avenue

South Easton, Massachusetts 02375

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (508) 230-1828

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 14, 2018, as previously described in Note 8 to the unaudited financial statements for the period ended March 31, 2018 included in the Quarterly Report on Form 10-Q (the “10-Q”) of Pressure BioSciences, Inc. (the “Company”) filed with the Securities and Exchange Commission on May 15, 2018, Pressure BioSciences, Inc. (the “Company”) entered into letter agreements (the “Letter Agreements”) with certain individuals and/or entities holding debt (the “Debt”) of the Company (the “Debt Holders”). Pursuant to the Letter Agreements, the Debt Holders agreed to convert the amounts currently owed to them by the Company, with the exception of those amounts in interest and fees the Debt Holders waived, into shares of the Company’s Series AA Convertible Preferred Stock (the “Series AA Preferred”) at a price per share equal to $2,500, the Liquidation Preference Amount (as defined in the Series AA Preferred Certificate of Designations) of the Series AA Preferred. As previously described in the 10-Q, on May 14, 2018, a total of $6,389,634 in principal and original issue discount due to the Debt Holders pursuant to certain debentures were converted into 2,557 shares of Series AA Convertible Preferred Stock with a conversion price of $2.50 per share.

On June 11, 2018, the Company entered into additional Letter Agreements. A total of $6,283,000 in principal and/or original issue discount due to the Debt Holders pursuant to certain debentures and other loan documents were converted into 2,513 shares of Series AA Convertible Preferred Stock with a conversion price of $2.50 per share. In addition, a total of $437,582 of interest was converted into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) on June 11, 2018.

In addition, the Debt Holders waived $520,680 of interest and fees owed to them.

In total, to date, the aggregate amount of Debt the Company extinguished as a result of entering into the Letter Agreements is $13,630,896.

As consideration for extinguishing the Debt, the Company issued the Debt Holders five-year warrants to purchase shares of the Common Stock (the “Warrants”) in the amount equal to 100% of the number of shares of Common Stock issuable upon conversion of the Series AA Convertible Preferred Stock shares received as a result of the Debt conversions. The Warrants have an exercise price of $3.50 per share, subject to adjustment.

The Company also, pursuant to a price protection provision, amended warrants to purchase Common Stock held by certain of the Debt Holders entered into between July 22, 2015 and March 31, 2016 (the “August 2015 Warrants”) as first disclosed in the Company’s Current Report on Form 8-K filed on July 28, 2015. The Company amended the August 2015 Warrants to have an exercise price of $3.50 per share.

The Company also, pursuant to a price protection provision, amended warrants to purchase Common Stock (the “Line of Credit Warrants”) held by a certain Debt Holder and issued in connection with the Company’s entrance into a Promissory Note in the aggregate principal amount of up to $2,000,000, as since amended to $4,000,000, as first disclosed in the Company’s Current Report on Form 8-K filed on November 3, 2016. The Company lowered the Line of Credit Warrants’ exercise price from $12.00 per share to $3.50 per share.

The foregoing description of the terms of the Letter Agreements, August 2015 Warrants, Line of Credit Warrants, and Warrants does not purport to be complete and are qualified in their entirety by the complete text of the documents, forms of which are attached as Exhibit 10.1, 10.2 and 10.3 and 4.1, 4.2 and 4.3 respectively, to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The issuance of the Series AA Preferred and Warrants described in Item 1.01 was completed in accordance with the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was a private transaction by us which did not involve a public offering; (b) there were only a few recipients; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the issuance of the securities took place directly between the Debt Holders and the Company.

Item 8.01 Other Events.

On June 12, 2018, the Company issued a press release announcing the June 11th debt conversions.

A copy of the press release of the Company is included as Exhibit 99.1 of this Report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

3.1	Certificate of Designation of Series AA Convertible Preferred Stock, filed May 1, 2018 (incorporated herein by reference to Exhibit 3.1 of the Company’s Quarterly Report filed on Form 10-Q with the United States Securities and Exchange Commission on May 15, 2018).

4.1	Form of Warrant issued in connection with debt conversion*.

4.2	Form of Warrant issued in connection with August 2015 Private Placement Offering (incorporated herein by reference to Exhibit 4.2 of the Company’s Current Report filed on Form 8-K with the United States Securities and Exchange Commission on July 28, 2015).

4.3	Form of Warrant issued in connection with the Line of Credit (incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report filed on Form 8-K with the United States Securities and Exchange Commission on November 3, 2016).

10.1	Form of Letter Agreement to Convert May 2017 Promissory Note*.

10.2	Form of Letter Agreement to Convert Debentures*.

10.3	Form of Letter Agreement to Convert Line of Credit*.

99.1	Press Release, dated June 12, 2018*.

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

PRESSURE BIOSCIENCES, INC.

Dated: June 15, 2018	By:	/s/ Richard T. Schumacher
Richard T. Schumacher
President